Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the securities of Better Therapeutics, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below who is named as a reporting person therein in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: April 20, 2023

/s/ David P. Perry
David P. Perry

David P. Perry 2015 Trust
By:	/s/ David P. Perry
Name:	David P. Perry
Title:	Trustee

Georgianna Maule-Ffinch 2015 Trust
By:	/s/ Georgianna Maule-Ffinch
Name:	Georgianna Maule-Ffinch
Title:	Trustee

/s/ Georgianna Maule-Ffinch
Georgianna Maule-Ffinch

Donald R. Leo, Trustee of Pensus Limited Trust dated 06/12/2010 FBO Georgianna Maule-Ffinch
By:	/s/ Donald R. Leo
Name:	Donald R. Leo
Title:	Trustee